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Exhibit 23.1




                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

We consent to the incorporation by reference in Registration Statement No. 333-20417, Registration Statement No. 333-31810, and Registration Statement No. 333-30858, all on Form S-4, and Registration Statement No. 33-92060 and Registration Statement No. 333-52653, both on Form S-8, of our report dated December 20, 2000, with respect to the supplemental consolidated financial statements of Park National Corporation included in this Current Report on Form 8-K filed with the Securities and Exchange Commission.




                                        s/ Ernst & Young LLP


Columbus, Ohio
December 20, 2000